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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We have issued our report dated March 16, 1996 accompanying the financial statements of Los Angeles Community Dialysis (a division of Medipace Medical Group, Inc.) contained in this Registration Statement and Prospectus on Form S-8. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".




                          /s/Singer Lewak Greenbaum & Goldstein LLP
                          -----------------------------------------
                             Singer Lewak Greenbaum & Goldstein LLP


Los Angeles, California
June 11, 1996